                                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-179098 and 333-285260 on Form S-3 and Nos. 333-206022, 333-226527, 333-265772, 333-283074, and 333-288118 on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of ExlService Holdings, Inc. and the effectiveness of ExlService Holdings, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York
February 24, 2026